Exhibit 3.3

SECOND AMENDED AND RESTATED BYLAWS OF

SBA COMMUNICATIONS CORPORATION

ARTICLE I.

MEETINGS OF SHAREHOLDERS

(Effective as of January 14, 2017)

Section 1.    Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held annually at the time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation, in accordance with the applicable provisions of the Articles of Incorporation, and all other duties and powers conferred upon the shareholders by the laws of the State of Florida.

Section 2.    Special Meetings. Special meetings of the shareholders shall be held when directed by the Board of Directors through a resolution adopted by a majority of the total number of authorized directors (whether or not any vacancies of previously authorized directorships exist at the time the Board is presented with such resolution), or when requested in writing by the holders of not less than fifty percent (50%) of all the shares entitled to vote on any issue at the meeting. The call for the meeting shall be issued by the Secretary or the shareholders requesting the special meeting, unless the President, the Board of Directors or such shareholders designate another person to do so.

Section 3.    Place. Meetings of shareholders may be held within or outside of the State of Florida. If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be the principal office of the Corporation.

Section 4.    Notice. Except as provided in the Florida Business Corporation Act (the “Act”), written notice stating the place, day and hour of the meeting, and in the case of a special meeting, or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting either personally, by electronic means, by mail, or by other methods of delivery. Such notice shall be given at least ten (10) but not more than sixty (60) days before the date of the meeting, by the Secretary or, in the case of a special meeting duly called by the shareholders, the shareholders requesting the special meeting, unless the President, the Board of Directors or such shareholders designate another person to do so. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. Such notice is deemed delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the books of the Corporation, with postage prepaid thereon, or when electronically transmitted to the shareholder in a manner authorized by the shareholder.

Section 5.    Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Article I, Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6.    Waiver of Notice of Shareholders’ Meetings. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance by a shareholder at a meeting shall constitute a waiver of: (a) lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting; or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented. Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 7.    Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8.    Voting Record. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of the shares held by, each shareholder. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the Act), during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as the Corporation complies with such requirements on demand of any shareholder in person or by proxy who failed to get such access. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 9.    Shareholder Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by the Act, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

Section 10.    Votes Per Share. Except as otherwise provided in the Articles of Incorporation, the terms of any outstanding Preferred Stock or by the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 11.    Manner of Action. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group “for” the action exceed the votes cast “against” the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation, these Bylaws or by law. Abstentions and, if applicable, broker non-votes (i.e., shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter and are not voted) (“Broker Non-Votes”), are not counted as votes “for” or “against” any action.

Section 12.    Voting for Directors. Except as provided in Article II, Section 6 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for director set forth in Article I, Section 19 or 20 of these Bylaws, (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before the Corporation first makes available to shareholders (either by mailing or making available on the internet) its notice of meeting for such meeting and (iii) as a result of such shareholder nomination, the number of nominees exceeds the number of board positions that are being elected at such meeting (a “Contested Election”). If directors are to be elected by a plurality of the votes cast, shareholders may withhold their vote with respect to a director, but shall not be permitted to vote against a nominee. Unless otherwise and affirmatively provided for in the Articles of Incorporation, cumulative voting is not authorized.

For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and, if applicable, Broker Non-Votes, are not counted as votes “for” or “against” a director. The Nominating and Corporate Governance Committee of the Board of Directors shall, from time to time, establish procedures under which any director who is not elected by a majority of the votes cast in an election that is not a Contested Election shall tender his or her resignation to the Board of Directors. Considering such factors as it deems relevant, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. Considering the Nominating and Corporate Governance Committee’s recommendation and such other factors as it deems relevant, the Board of Directors shall, exercising its business judgment, determine whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will publicly disclose its decision within 90 days from the date of the certification of the election results.

Section 13.    Voting of Shares. A shareholder may vote at any duly called and noticed meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in the case of a conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

If a share or shares stand of record in the names of two or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 14.    Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 15.    Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or to any beneficiary of the trust under the agreement during business hours. The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation’s principal office.

Section 16.    Shareholders’ Agreements. Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose. When a shareholders’ agreement is signed, the shareholders who are parties thereto shall deliver copies of the agreement to the Corporation’s principal office. After filing a copy of the agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or any party to the agreement during business hours.

Section 17.    Inspectors of Election. Prior to each meeting of shareholders, the Board of Directors or the President may appoint one or more Inspectors of Election. Upon his appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability. Such Inspector(s) shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspector(s) shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspector(s) shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspector(s) shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Corporation.

Section 18.    Action by Shareholders Without a Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in Florida, its principal place of business, the Secretary of the Corporation, or another office or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to the Corporation as set forth in this Section. Only shareholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the Articles of Incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

A consent signed as required in this Section has the effect of a meeting vote and may be described as such in any document.

Whenever action is taken as set forth in this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Section 19.    Notifications of Nominations and Proposed Business.

(a)    General. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

(i)    nominations for the election of directors, and

(ii)    the proposal of other business to be brought before any shareholder meeting may be made by (x) the Board of Directors or proxy committee appointed by the Board of Directors or (y) any shareholder of the Corporation who (~~i~~1) is entitled to vote at the meeting, (~~ii~~2) has given timely notice in proper written form pursuant to this Section 19 of his or her intent to make such nomination or nominations or to propose such business and (~~iii~~3) was a shareholder of record at the time of giving of such notice and at the time of the meeting; provided, that except as otherwise expressly provided in Section 20 of these Bylaws, clause (y) shall be the exclusive means for a shareholder to make nominations or submit other business. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation as set forth in paragraph (c) with respect to an annual meeting or as set forth in paragraph (d) with respect to a special meeting.

(b)    Required Information.

(i)    To be in proper written form, a shareholder’s notice (whether given pursuant to Section 19(c) or Section 19(d)) to the Secretary shall set forth as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

1)    the name and address (business and residential) of the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made,

2)    the number of shares of the Corporation that are owned of record or beneficially owned (as such term is defined by Section 13(d) of the Securities Exchange Act (the “Exchange Act”)) and any other ownership interest in the shares of the Corporation, whether economic or otherwise, including any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation (“Synthetic Equity Interests”) (which information shall be supplemented not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date and not later than five (5) days prior to the meeting to disclose such ownership as of ten (10) days prior to the meeting),

3)    the date such shares or Synthetic Equity Interests were acquired and the investment intent of such acquisition,

4)    a representation that the shareholder was a shareholder of record at the time of giving of notice, will be a shareholder of record at the time of the annual or special meeting, is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or propose the business specified in the notice,

5)    a representation as to whether the shareholder or the beneficial owner, if any, intends, or is part of a group which intends, to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such proposal or nomination, and

6)    any other information relating to such shareholder and beneficial owner, if any, that would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission or as may be reasonably required by the Board of Directors.

(ii)    If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice shall set forth:

1)    a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material direct or indirect interest of such shareholder and beneficial owner, if any, in such business,

2)    a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, and

3)    such other information as would be required to be included in a proxy statement, filed pursuant to the rules of the Securities and Exchange Commission, had the matter been proposed or intended to be proposed by the Board of Directors or as may be reasonably requested by the Board of Directors.

(iii)    If the notice relates to the nomination of a director or directors, the notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors:

1)    the name, age and address (business and residential) of the proposed nominee;

2)    a complete biography or statement of the proposed nominee’s qualifications, including principal occupation or employment of such person (present and for the past five (5) years), education, work experience, knowledge of the Corporation’s industry, membership on the board of directors of another corporation and civic activity);

3)    the number of shares of the Corporation that are owned of record or beneficially owned (as such term is defined by Section 13(d) of the Exchange Act) by the proposed nominee and any other ownership interest in the shares of the Corporation, including all Synthetic Equity Interests (which information shall be supplemented not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date and not later than five (5) days prior to the meeting to disclose such ownership as of ten (10) days prior to the meeting) held by the proposed nominee;

4)    the date such shares or Synthetic Equity Interests were acquired and the investment intent of such acquisition;

5)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and the beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant,

6)    a description of all arrangements or understandings between the shareholder and the proposed nominee and/or any other person or persons pursuant to which the nomination is to be made by the shareholder or that relates directly or indirectly to such nominee’s service on the Board of Directors;

7)    such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, including information with respect to a candidate’s independence as defined under the laws, rules and regulations promulgated by the Securities and Exchange Commission and Nasdaq and such other information as the Nominating and Corporate Governance Committee of the Board of Directors may reasonably request to determine the candidate’s qualifications to serve on any of the standing committees of the Board of Directors or to qualify as an “audit committee financial expert”;

8)    the candidate’s consent to serve as a director of the Corporation if elected;

9)    a statement from the candidate that the candidate will, if elected, promptly following the failure of the candidate to receive a majority vote in any re-election that requires a majority vote, tender an irrevocable resignation, which will be effective upon acceptance of such resignation by the Board of Directors; and

10)    a statement from the candidate that he is not currently an “Ineligible Director Candidate” as that term is defined in Section 20(~~h~~g)(iii) below.

(c)    Annual Meetings. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to this Section 19, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth day nor earlier than the close of business on the one hundred fiftieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred fiftieth day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding anything in the second sentence of this paragraph (c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 19 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(d)    Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (~~1~~i) by or at the direction of the Board of Directors or (~~2~~ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 19 is delivered to the Secretary of the Corporation and at the time of the special meeting, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 19. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a) of this Section 19 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth day prior to such special meeting and not later than the close of business on the one hundred twentieth day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(e)    Public Announcement. For purposes of this Section 19, “public announcement” shall mean disclosure in a press release reported by Business Wire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f)    Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 19, a shareholder shall also comply with all applicable requirements of the Exchange Act and the laws, rules and regulations promulgated thereunder with respect to the matters set forth in this Section 19; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 19. Nothing in this Section 19 shall be deemed to affect any of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(g)    General. Only such persons who are nominated in accordance with the procedures set forth in this Section 19 or Section 20 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 19. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 19 and, if any proposed nomination or business is not in compliance with this Section 19, to declare that such defective proposal or nomination shall be disregarded.

Section 20.    Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)    In addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors or any committee thereof, subject to the provisions of this Section 20, the Corporation shall (i) include in its proxy materials for any annual meeting of shareholders (~~A~~1) the name of any person (other than an Ineligible Director Candidate or Ineligible Repeat Candidate) nominated for election (the “Shareholder Nominee”) by any record holder of shares of common stock of the Corporation at the time the Notice of Nomination (as defined below) is delivered to the Secretary of the Corporation, (~~i~~A) who is entitled to vote at the annual meeting upon such election, (~~ii~~B) whose shares will be used to meet the eligibility requirements set forth in Section 20(c)(i) and (~~iii~~C) who has satisfied the conditions and complied with the procedures set forth in this Section 20 (a “Nominator”) or by a group of ~~up to ten (10)~~ such shareholders (a “Nominator Group”) that has satisfied the conditions and complied with the procedures set forth in this Section 20 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the conditions and complied with the procedures set forth in this Section 20 applicable to Group Members and shall not have been a member of another Nominator Group during the preceding ninety (90) days, and (~~B~~2) the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group and (ii) include such Shareholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting.

(b)    At each annual meeting of shareholders, the Nominator or Nominator Group, as the case may be, may nominate one or more Shareholder Nominees for election at an annual meeting pursuant to and in accordance with this Section 20; provided that the total number of Shareholder Nominees nominated by the Nominator or Nominator Group shall not exceed the Maximum Number~~; provided, further, that if either (i) the Corporation has received notice pursuant to Section 19 of these Bylaws that a shareholder intends to nominate one or more nominees for election at such meeting, (ii) any director then in office was nominated by a shareholder pursuant to Section 19, or (iii) the Corporation has entered into, or will enter into, an agreement or other arrangement with one or more shareholder(s) to avoid any person being formally proposed as a board candidate pursuant to Section 19, then no nominations shall be permitted to be made pursuant to this Section 20 by any shareholder.~~

(c)    To nominate any such Shareholder Nominee, the Nominator or Nominator Group, as the case may be, shall:

(i)    have maintained a Net Long Beneficial Ownership (as defined below) of ~~five~~three percent (~~5~~3%) or more of the Corporation’s outstanding common stock continuously for at least three years as of the date the Notice of Nomination is submitted to the Corporation and continue to hold the same Net Long Beneficial Ownership through the date of the annual meeting to which the nomination related, and

(ii)    within the time period applicable to notice of shareholder proposals made at the annual meeting pursuant to Rule 14a-8 of the Exchange Act, submit to the Secretary of the Corporation the following:

1)    a written notice of the nomination of such Shareholder Nominee that includes (A) with respect to the Nominator and the beneficial owner, if any, on whose behalf the nomination is made, or, in the case of a Nominator Group, with respect to each Group Member and any beneficial owner on whose behalf the nomination is made, all of the information required by Section 19(b)(i) of these Bylaws and (B) with respect to each such Shareholder Nominee, all of the information required by Section 19(b)(iii) of these Bylaws (such written notice, the “Notice of Nomination”);

2)    if the Nominator or Nominator Group so elects, a statement for inclusion in the Corporation’s proxy statement in support of each Shareholder Nominee’s election to the Board of Directors, which statement shall not exceed five hundred (500) words with respect to each Shareholder Nominee (the “Nomination Statement”);

3)    a representation by each Nominator or, in the case of a Nominator Group, each Group Member, that all of the facts, statements and other information included in all communications by the Nominator or Nominator Group (including any Group Member) with the Corporation, including without limitation the Notice of Nomination and the Nomination Statement, are and will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading);

4)    a representation by each Nominator or, in the case of a Nominator Group, each Group Member, that the Nominator or Nominator Group (including any Group Member) has no intent to cause or to contribute to the causation of a Change of Control of the Corporation;

5)    an executed agreement, in a form deemed satisfactory by the Board of Directors pursuant to which the Nominator (or, in the case of a Nominator Group, each Group Member) agrees to:

(A)    ~~a)~~ comply with all applicable laws, rules and regulations arising out of or related to the nomination of each Shareholder Nominee pursuant to this Section 20;

(B)    ~~b)~~ assume all liability and indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and

Affiliates, individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents or Affiliates arising out of or related to any nomination submitted by the Nominator or Nominator Group in connection with its efforts to elect the Shareholder Nominee(s) in connection with its efforts to elect the Shareholder Nominee(s) pursuant to this Section 20; and

~~c)    during the period commencing with the submission of the Notice of Nomination and ending on the later of (1) the first anniversary of the annual meeting to which the Notice of Nomination related or (2) the date on which any Shareholder Nominee previously nominated by such Nominator or any Group Member is no longer serving on the Board of Directors, not nominate any individual to be a director of the Corporation other than in accordance with this Section 20 or conduct any solicitation, including, but not limited to, pursuant to Rule 14a-2(b) of the Exchange Act, with respect to an election of directors;~~

(C)    ~~d)~~ furnish to the Corporation the updated information required by the second sentence of Section 20(d) below; and

6)    a letter of resignation signed by each Shareholder Nominee, which letter shall specify that such Shareholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof (excluding, for purposes of such determination, such Shareholder Nominee) that (x) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member or the Shareholder Nominee in respect of the nomination of such Shareholder Nominee pursuant to this Section 20 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (y) the Nominator, the Nominator Group or any Group Member or any Affiliate thereof shall have breached any of its obligations under this Section 20.

(d)    In the event that any information included in the Nomination Statement, or any other communications by the Nominator, Nominator Group or any Group Member with the Corporation ceases to be true and correct in all material respects, or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading, each Nominator, Nominator Group or Group Member, as the case may be, shall promptly (and in any event within twenty-four (24) hours of discovering that such information has ceased to be true and correct in all material respects, or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading) notify the Corporation of any such defect in such previously provided information and of the information that is required to correct any such defect. All such information required to be included in the Notice of Nomination shall be updated (i) as of the record date for notice of the annual meeting at which the Shareholder Nominee(s) is (are) nominated for election to the Board of Directors (which record date shall be included in a public announcement released on or prior to the date thereof) within five (5) business days after such record date by notice in writing to the Secretary of the Corporation and (ii) ten (10) days prior to the annual meeting or adjournment or postponement thereof. Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member has failed to comply with the requirements of this Section 20, the Board of Directors or the chairman of the meeting shall declare the nomination of the Shareholder Nominee(s) by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(e)    Notwithstanding anything to the contrary contained in this Section 20~~,~~:

(i)    ~~(1)~~ the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors in good faith determines that the disclosure of such information would violate any applicable law, rule or regulation~~,~~;

(ii)    ~~(2)~~ the Corporation may exclude from its proxy materials any Shareholder Nominee pursuant to this Section 20 if the Board of Directors in good faith determines that such Shareholder Nominee’s election to the Board of Directors or any committee thereof would result in the Corporation violating or failing to be in compliance with any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s shares are traded~~,~~; ~~and~~

(iii)    ~~(3)~~ the Corporation may exclude from its proxy materials any Shareholder Nominee pursuant to this Section 20 if the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate a number of nominees greater than or equal to 50% of the total number of directors then in office~~,~~; or

(iv)    ~~(4)~~ unless otherwise required by law, if a Nominator, any Group Member or the Shareholder Nominee does not appear at the meeting of shareholders to present any nomination submitted pursuant to this Section 20, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

~~(f)    In the event that any Nominator or Nominator Group submits a nomination at an annual meeting and either (1) such Nominator or any Group Member had nominated (or been a Group Member of a Nominator Group that had nominated) a nominee for election to a board of directors pursuant to this Sectionor other proxy access bylaw within the past three years from the date of such annual~~

~~meeting and such nominee shall not have received at least twenty-five percent (25%) of the total votes eligible to be cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the board of directors, or (2) such Shareholder Nominee shall have been nominated for election by another person, other than the Nominator or Nominator Group, pursuant to this Section 20 or other proxy access bylaw within the past three years from the date of such annual meeting and such Shareholder Nominee shall not have received at least twenty-five percent (25%) of the total votes eligible to be cast in favor of such Shareholder Nominee’s election or such Shareholder Nominee withdrew from or became ineligible or unavailable for election to the board of directors, then such nomination shall be disregarded. For the avoidance of doubt, this Section 20(f) shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 19 of these bylaws~~.

(f)    ~~(g)~~ In the event that the aggregate number of nominations submitted by the Nominator(s) or Nominator Group(s) pursuant to this Section 20 exceeds the Maximum Number, each eligible Nominator or Nominator Group will select one Shareholder Nominee for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount of the Net Long Beneficial Ownership of the Corporation’s common stock held by such Nominator or Nominator Group on the date that the applicable Notice of Nomination was first submitted to the Corporation, unless the Corporation knows or has reason to believe in good faith that such information is not complete or accurate with respect to any such Nominator or Nominator Group, in which case the Corporation shall use reasonable efforts to determine the ownership of such Nominator or Nominator Group and use the amount it determines in good faith to be accurate or as accurate as practicable under the circumstances. If the Maximum Number is not reached after each Nominator or Nominator Group has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(g)    ~~(h)~~ Definitions. For purposes of this Section 20, the following definitions shall apply:

(i)    “Affiliate” shall have the meaning ascribed thereto under the General Laws, Rules and Regulations under the Exchange Act~~;~~.

(ii)    “Change of Control” shall mean the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation, taken as a whole, to any “person”, (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as, such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the outstanding stock of the Corporation~~;~~.

(iii)    “Ineligible Director Candidate” means any person ~~(A) who is or becomes a party to any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service as a director of the Corporation, including any agreement to indemnify such person for obligations arising as a result of his service on the Board of Directors, (B) who is receiving or will receive any compensation or other payment from any person or entity other than the Corporation in connection with service as a director of the Corporation, (C)~~ (1) who is not independent under the listing standards of each principal U.S. national securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (~~D~~2) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation, (~~E~~3) who is an employee, officer or director or who has been, within the past three (3) years, an officer or director of an entity whose principal business is the owning and/or leasing of wireless communication towers, (~~F~~4) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, or (~~G~~5) who has provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof.

(iv)    “Ineligible Repeat Candidate” in respect of an annual meeting of shareholders shall mean an individual who was nominated pursuant to this Section 20 and included in the Corporation’s proxy materials for any of the two most recent annual meetings of shareholders and (1) received at such meeting votes in favor of his or her election representing less than twenty percent (20%) of the total votes cast with respect to his or her election or (2) withdrew from or became ineligible or unavailable for election to the Board of Directors. For the avoidance of doubt, this paragraph (iv) shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 19 of these Bylaws.

(v)    “Maximum Number” means a number of Shareholder Nominees that may be nominated pursuant to this Section 20 at any annual meeting equal to: (~~A~~1) the greater of (~~1~~A) one director or (~~2~~B) that number of directors representing twenty-five percent (25%) of the total number of directors then serving (rounded down to the nearest whole number) less (~~B~~2) the sum of (~~x~~y) the number of directors in office on such date who were originally nominated pursuant to Section 20 at any of the three (3) most recent annual meetings and (~~y~~z) the number of directors in office on such date who were originally nominated, or will be nominated, by the Board of Directors pursuant to an agreement or other arrangement with one or more shareholders to avoid such person being formally proposed as a board candidate pursuant to this Section 20~~; provided, however, that for so long as the Corporation has a classified board, in no case shall the number of Shareholder Nominees for any annual meeting exceed one-half (1/2) of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number). The Maximum Number of nominees shall be zero if the number of nominees referred to in clause (B) of this paragraph shall equal or exceed the number of positions on the Board of Directors referred to in clause (A) of this paragraph~~, other than any such director referred to in this clause (z) who was elected, as a nominee of the Board of Directors, at both of the two annual meetings of shareholders immediately preceding the applicable annual meeting of shareholders; provided, however that all such reductions set forth in this clause B shall not cause the Maximum Number to be less than one. If for any reason one or more vacancies occur on the Board of Directors after the date all nominations are due under this Section 20 but before the date the proxy statement is mailed and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 20 shall be calculated based on the number of directors as so reduced.

(vi)    ~~(v)~~ “Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the Corporation, shall mean those shares of common stock of the Corporation as to which the person in question possesses (~~a~~1) the full unhedged power to vote or direct the voting of such shares, (~~b~~2) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (~~c~~3) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (~~a~~1), (2) and (3) shall include shares that a person has loaned to another person, provided that such person (A) has the power to recall such loaned shares on five days’ notice, (B) recalls the loaned shares promptly upon being notified that its Shareholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting and (C) holds the recalled shares through the date of such annual meeting; provided further that the number of shares calculated in accordance with clauses (1), (~~b~~2) and (~~c~~3) shall not include any shares (i) sold by such person or any of its Affiliates in any transaction that has not been settled or closed, (ii) borrowed by such person or any of its Affiliates for any purposes or purchased by such person or any of its Affiliates pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding sold or acquired by such person or any of its Affiliates, whether any such instrument is to be settled with shares or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (~~A~~1) reducing in any manner, to any extent or at any time in the future, such person’s or Affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (~~B~~2) offsetting any gain or loss arising from the full economic ownership of such shares by such person or Affiliate.

ARTICLE II.

DIRECTORS

Section 1.    Functions. Except as provided in the Articles of Incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

Section 2.    Number. The Board of Directors of the Corporation shall consist of a number of persons fixed by a resolution of the Board of Directors from time to time; provided, however, that the Board of Directors shall not consist of less than one (1) person, and not more than twenty- five (25) persons.

Section 3.    How Selected. Unless appointed to fill a vacancy, directors shall be elected at the annual meeting of shareholders or at a special meeting, in accordance with the Articles of Incorporation, as it may be amended from time to time.

Section 4.    Qualifications. Directors must be natural persons over the age of 18 years old, but need not be residents of the State of Florida or shareholders of this Corporation.

Section 5.    Resignation. Any director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 6.    Vacancies. A director shall hold office until the annual meeting of the shareholders and until his successors shall be elected and shall qualify, subject, however, to the director’s prior death, resignation, retirement, disqualification, or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director.

Section 7.    Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice as soon as practicable after the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, with or without notice, at any time and from time to time, decide the time and place, either within or outside of the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors. Meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation, or a majority of the Board of Directors.

Section 8.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by electronic transmission, such notice shall be deemed to be delivered when the notice is delivered by the electronic device. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

Section 9.    Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 10.    Quorum and Voting. A majority of the number of directors fixed in the manner provided by these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 11.    Presumption of Assent. A director of this Corporation who is present at a meeting of its Board of Directors, or a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting specified business at the meeting, or (ii) votes against such action or abstains from the action taken; or (iii) has his or her dissent entered into the minutes of the meeting or filed with the person acting as the secretary of the meeting before the adjournment thereof or immediately thereafter, unless the dissenting director voted in favor of such action.

Section 12.    Meetings of the Board of Directors by Means of a Conference Telephone or Similar Communications. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13.    Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of this Corporation, or all the members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a meeting vote and may be described as such in any document.

Section 14.    Compensation. Each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and a committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or a committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15.    Director Conflicts of Interests. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of this Corporation are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of this Corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their vote(s) are counted for such purpose, if:

(a)    The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

(b)    The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote taken at an annual or special meeting of shareholders; or

(c)    The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE III.

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.    Committees. The Board of Directors or the Chairman of the Board may designate from among its members committees from time to time for such purposes and with such powers as the Board or Chairman may determine.

Section 2.    Term. The term of each committee appointed shall continue until the next annual meeting of shareholders following its appointment, at which time the existence of the committee shall automatically terminate unless the committee is reappointed in the annual meeting of directors held immediately thereafter; provided, however, that the existence of any committee may be terminated at any time by affirmative action of the Board.

Section 3.    Meetings. Each committee shall hold as many meetings as are necessary to continue or complete the performance of its duties.

Section 4.    Record of Meetings. Each committee shall keep or cause to be kept minutes of each meeting held, and each set of minutes shall include a description of all matters considered and all decisions, if any, made. The minutes of all meetings held since the time of the last preceding regular Board of Directors meeting shall be filed with the Chairman of the Board at or prior to the next regular meeting of the Board of Directors, and copies of the minutes shall be presented to the Board of Directors as part of the committee’s reports.

ARTICLE IV.

OFFICERS

Section 1.    Officers. If so appointed by the Board of Directors, the officers of this Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person; however, such a person shall, when acting on behalf of the Corporation in his capacity as an officer of the Corporation, designate in which capacity or capacities he is acting and shall be deemed to act only in the capacity(ies) so designated.

Section 2.    Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders’ annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 3.    Removal of Officers. Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by a majority vote of the Board of Directors. Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

Section 4.    Resignation. Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.    Duties. If so appointed by the Board of Directors, the officers of this Corporation shall have the following duties:

(a)    President. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors on which he or she may serve. In addition, the President shall have the following powers and duties.

(1)    He or she may cause to be called special meetings of the shareholders and directors in accordance with these Bylaws.

(2)    He or she shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation, other than the duly elected officers, subject to policies adopted by the Board of Directors.

(3)    He or she shall sign and make all contracts and agreements in the name of the Corporation, and see that they are properly carried out.

(4)    He or she shall see that the books, reports, statements, and certificates of the Corporation are properly kept, made, and filed according to law.

(5)    He or she shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the treasurer.

(6)    He or she shall enforce these Bylaws and perform all of the duties incident to the position and office, and which are required by law.

(7)    He or she shall solely and personally be responsible for collecting, accounting for, and paying all taxes imposed upon the Corporation by any governmental authority, whether municipal, county, state or federal. This power is personal and exclusive to the Chief Executive Officer and may not be delegated by him or her or regulated by the Board, nor shall it descend to any other officer.

(b)    Vice President. One or more Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. The duties of the Vice Presidents shall be as follows:

During the absence and inability of the President to perform his or her duties or exercise his powers, as set forth in these Bylaws or in the acts under which this Corporation is organized, the same shall be performed and exercised by a Vice President (in such order of seniority as may be determined by the Board of Directors or, failing such determination, as may be designated by the Chairman of the Board); and when so acting, he or she shall have the powers and be subject to all responsibilities hereby given to or imposed upon the President. The Vice Presidents shall have such powers and perform such duties as usually pertain to their office, or as are assigned to them by the President or the Board of Directors.

(c)    Secretary. The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him or her by the President or the Board of Directors, including the following:

(1)    He or she shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the Corporation in appropriate books.

(2)    He or she shall give and serve all notices of the Corporation.

(3)    He or she shall be custodian of the records and of the corporate seal, and affix the latter when required to authenticate the records of the Corporation.

(4)    He or she shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during the business hours and at the main office of the Corporation, subject to the inspection of such shareholders as are authorized to inspect the same, as provided in Article I, Section 8 of these Bylaws.

(5)    He or she shall sign all certificates of stock.

(6)    He or she shall present to the Board of Directors all communications addressed to him or her officially by the President or any officer or shareholder of the Corporation.

(7)    He or she shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

(8)    In the absence of an appointment of a Treasurer, the duties of the Treasurer.

(d)    Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 6.    Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

ARTICLE V.

SHARES OF STOCK

Section 1.    Certificates for Shares. The Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Each share certificate representing shares shall state upon the face thereof: (a) the name of the Corporation; (b) that the Corporation is organized under the laws of the State of Florida; (c) the name of the person or persons to whom issued; (d) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (e) if different classes of shares or different series within a class are authorized, a summary of the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), or in the alternative, that the Corporation will provide the shareholder with a full statement of this information on request and without charge.

Section 2.    Issuance of Shares. All certificates issued shall be registered and numbered in the order in which they are issued. They shall be issued in consecutive order, and on the face of each share shall be entered the name of the person owning the shares represented by the certificate, the number of shares represented by the certificate, and the date of issuance of the certificate. Upon issuance, the certificate shall be signed by the President or a Vice President, and countersigned by the Secretary or an assistant secretary, and sealed with the seal of the Corporation. No certificate shall be issued for any share until such share is fully paid.

Section 3.    Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares, if any, by the person in whose name the shares stand on the books of the Corporation, or his duly authorized legal representative. In all cases of transfer, the former certificate must be surrendered and canceled before a new certificate will be issued. In case of transfer by an attorney-in-fact, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary of the Corporation.

Section 4.    Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may require, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI.

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders on, or with respect to, any action of shareholders of any other corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE VII.

DIVIDENDS

Section 1.    Declaration. The Board of Directors may by resolution or vote declare such dividends as are permitted pursuant to Florida law, and which are not otherwise prohibited by any other applicable law or regulation, whenever in their opinion the condition of the Corporation’s affairs will render it expedient for such dividends to be declared; provided, however that no such dividends shall be declared when the Corporation is insolvent, when such payment would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to applicable laws, rules or regulations or to any restrictions contained in the Articles of Incorporation.

Section 2.    Types. The following types of dividends may be declared from time to time by the Board of Directors:

(a)    Dividends in cash or property; provided, however, that such dividends may be paid only out of the unreserved and unrestricted earned surplus of the Corporation.

(b)    Dividends in cash paid for out of current net profits or retained earnings in accordance with the provisions of Florida Statutes, or any successor statute.

(c)    Dividends paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1)    If the dividend is payable in its own shares having a par value, such shares shall be issued at not less than the par value, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend;

(2)    If a dividend is payable in its own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by a resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect to such shares, and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

(d)    No dividend payable in shares of any class shall be paid to the holders of the shares of any other class unless the Articles of Incorporation so provide, or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.    Insurance. The Board of Directors of the Corporation, in its discretion, shall have authority on behalf of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The provisions of the following sections of this Article VIII shall apply only in the event that no such insurance is in effect or, if such insurance is in effect, only to the extent that matters for which indemnification by the Corporation is permitted by such sections are not within the coverage of such insurance.

Section 2.    Action Against a Party Because of Corporation Position. The Corporation shall indemnify each officer or director, and may indemnify, in its sole discretion, any employee or agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3.    Action by or in the Right of Corporation. The Corporation shall indemnify any officer or director, and may indemnify, at its sole discretion, any employee or agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 4.    Reimbursement if Successful. To the extent that the director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 2 or Section 3 of this Article VIII, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he had not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

Section 5.    Authorization. Any indemnification under Section 2 or Section 3 of this Article VIII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article VIII. Such determination shall be made:

(a)    By a majority vote of a quorum of the Board of Directors; however, for the purposes of this Subsection, a quorum shall consist of directors who are or were not parties to such action, suit or proceeding;

(b)    If such quorum is not obtainable, or even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors who were not at the time parties to the proceeding;

(c)    By independent legal counsel who are (i) selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

(d)    By the shareholders by a majority vote of a quorum consisting of shareholders who are or were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding.

Section 6.    Advance Reimbursement. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid to officers and directors, and, in its sole discretion, may be paid to agents and employees by the Corporation in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 5 of this Article VIII, that the director, officer, employee or agent met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article VIII, or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 7.    Further Indemnification. Indemnification as provided in this Article shall not be deemed exclusive. The Corporation shall make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct. Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

Section 8.    Continuing Right of Indemnification. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE IX.

BOOKS AND RECORDS

Section 1.    Books and Records. This Corporation shall maintain accurate accounting records and shall keep records of minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation’s books and records may be inspected by any shareholder upon reasonable written notice to the Corporation, provided his or her request is made in good faith and for a proper purpose.

This Corporation or its agent shall also maintain a record of its shareholders in a form that permits preparation of a list of names and addresses of all shareholders in alphabetical order by classes of shares showing the number and series of shares held by each.

This Corporation shall keep a copy of the following records: (a) its Articles or Restated Articles of Incorporation and all amendments thereto currently in effect; (b) its Bylaws or Restated Bylaws and all amendments thereto currently in effect; (c) written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years; (d) a list of the names and business street addresses of its current directors and officers; and (e) its most recent annual report delivered to the Department of State.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.    Annual Financial Information. Unless modified by a resolution of the shareholders within one hundred twenty (120) days of the close of each fiscal year, this Corporation shall furnish each shareholder annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of such fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a certified public accountant, his, her, or its report must accompany the statements. If not, the statements must be accompanied by a statement of the President or the person responsible for this Corporation’s accounting records: (a) stating his, her or its reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared in accordance with any basis of accounting consistent with the statements prepared for the preceding year.

As permitted by law, the annual financial statements shall be furnished to each shareholder by sending such statements by mail, electronic transmission or by complying with Rule 14a-16 under the Exchange Act, within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond its control, the Corporation is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who has not been furnished the statements, the Corporation shall furnish him or her the latest financial statements.

ARTICLE X.

CORPORATE SEAL

The Board of Directors shall provide for a corporate seal which may be facsimile, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the words “seal” and “Florida” and the year of incorporation.

ARTICLE XI.

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by either a majority of members of the Board of Directors or a majority vote of the shareholders; provided that (i) the Board of Directors may not alter, amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors; and (ii) in the case of any amendment of these Bylaws by shareholder action, two-thirds (66 2/3%) of the shareholders, acting only by voting at a special meeting, will be required to amend any provision in Articles I, II, Article VIII, or this Article XI.

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